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                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF DIONEX CORPORATION

        The following table sets forth the names of the subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization of each, and the names under which subsidiaries do business as of June 30, 2002.

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
                                State or other
                                Jurisdiction of           Name under which
                                incorporation or          subsidiary does
Name of Subsidiary              organization              business
------------------              ----------------          ----------------
Dionex (U.K.) Limited           England                   Dionex (U.K.) Ltd.

Dionex GmbH                     Federal Republic          Dionex GmbH
                                of Germany

Dionex S.r.l.                   Italy                     Dionex S.r.l

Dionex S.A.                     France                    Dionex S.A.

Dionex Export Corporation       U.S. Virgin Islands       Dionex Export
                                                          Corporation

Dionex Canada Ltd./Ltee.        Canada                    Dionex Canada
                                                          Ltd./Ltee

Dionex B.V.                     The Netherlands           Dionex B.V.

Nippon Dionex K.K.              Japan                     Nippon Dionex K.K.

Dionex N.V.                     Belgium                   Dionex N.V.

Dionex (Switzerland) AG         Switzerland               Dionex(Switzerland) AG

Dionex Austria GmbH             Austria                   Dionex Austria GmbH

Dionex Softron GmbH             Germany                   Dionex Softron GmbH

Dionex Holding GmbH             Germany                   Dionex Holding GmbH

LC Packings Nederlands B.V.     Netherland                LC Packings
                                                          Nederlands B.V.

LC Packings (U.S.A.) Inc.       United States of          LC Packings (U.S.A.)
                                America                   Inc.

Dionex Denmark A/S              Denmark                   Dionex Denmark A/S

Dionex China Ltd.               China                     Dionex China Ltd.
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